EXHIBIT 99.1

FOR IMMEDIATE RELEASE PRESS RELEASE January 28, 2011

Angiotech Pharmaceuticals, Inc. to Pursue Completion of Previously Announced

Recapitalization Transaction Through CCAA Proceedings

Amendment Completed to Support Agreement with Consenting Noteholders

Operations to Continue As Usual During Recapitalization Process

Settlement Agreement Reached with QSR Holdings, Inc.

Vancouver, BC, January 28, 2011 – Angiotech Pharmaceuticals, Inc. (TSX: ANP) (“Angiotech “ or the “Company”) today announced that its Board of Directors has authorized the Company and certain of its subsidiaries to voluntarily file under the Companies’ Creditors Arrangement Act (the “CCAA”) in order to continue implementation of its previously announced recapitalization transaction. The proposed recapitalization transaction is expected to conclude with the elimination of Angiotech’s $250 million 7.75% Senior Subordinated Notes (the “Subordinated Notes”) and obligations related thereto, thereby substantially improving the Company’s liquidity, credit ratios and financial position.

“After concluding many months of deliberations with various parties, we have elected to pursue the completion of our proposed recapitalization transaction through a CCAA proceeding, a possible path we originally described in our October 2010 press release,” said Dr. William Hunter, President and CEO of Angiotech. “We believe that this approach will best facilitate the expedient conclusion of our proposed recapitalization, and thereby allow us to achieve the improvements to our liquidity and capital structure that will be necessary to pursue our business goals.”

“During this process we expect our business operations to continue substantially as usual, as has been the case since our original announcement of the proposed recapitalization in October of 2010,” said Thomas Bailey, Chief Financial Officer of Angiotech. “Importantly, Wells Fargo Capital Finance has agreed in principle to provide interim financing over the course of our proceedings to facilitate the Company’s ordinary course business activities.”

As part of this process, Angiotech has reached an agreement (the “Fourth Amendment”) with the holders (the “Consenting Noteholders”) of a majority of the outstanding Subordinated Notes to amend certain provisions contained in the previously announced Recapitalization Support Agreement dated October 29, 2010 and amended on November 29, 2010, December 15, 2010 and January 11, 2011 (as amended, the “Support Agreement”).

As summarized in the press release dated October 29, 2010 and as described more fully in the previously filed Support Agreement dated October 29, 2010, the Consenting Noteholders have agreed to exchange their Subordinated Notes for common stock in the Company (the “Recapitalization Transaction”). Qualifying holders of the Subordinated Notes (the “Noteholders”) participating in the Recapitalization Transaction would receive their pro rata share of up to 96% of the common stock of Angiotech issued and outstanding following the completion of the Recapitalization Transaction, subject to potential dilution. The Fourth

Amendment amends certain provisions of the Support Agreement relating to the implementation of the Recapitalization Transaction pursuant to a plan of compromise or arrangement under the CCAA and the terms thereof. Concurrent with the execution of the Fourth Amendment, the Consenting Noteholders provided their written consent enabling the Company to pursue the Recapitalization Transaction by way of a plan of compromise or arrangement under the CCAA. Pursuant to the terms of the Support Agreement, any plan of compromise or arrangement under the CCAA that is approved in connection with the Recapitalization Transaction will include the cancellation of all of the Company’s existing shares and options without any payment or compensation to existing shareholders or option holders.

In addition, Angiotech and U.S. Bank National Association, as successor trustee under the indenture governing the Subordinated Notes, dated as of March 23, 2006 (as amended, supplemented or otherwise modified from time to time, the “Subordinated Note Indenture”), at the direction of a majority of the Noteholders, have executed a supplement to the Subordinated Note Indenture (the “Supplemental Indenture”). The Supplemental Indenture extends the grace period applicable to interest payments due on the Subordinated Notes from 120 days to 211 days before an event of default occurs. The Subordinated Note Indenture was previously amended on October 29, 2010, November 29, 2010 and December 21, 2010 to extend this grace period to 60 days, 90 days and 120 days, respectively.

The proposed Recapitalization Transaction is supported by Noteholders representing over 84% of the aggregate principal amount of outstanding Subordinated Notes. The Angiotech Entities are currently negotiating the terms of a plan of compromise or arrangement in respect of the Noteholders’ claims and the claims of certain other creditors (the “Plan”), which Plan will be filed with the Court.

The Angiotech Entities believe that the implementation of the Recapitalization Transaction through the Plan under Court supervision represents the best alternative for the long-term interests of the Angiotech Entities, their suppliers, customers and other stakeholders. The Recapitalization Transaction will address the Angiotech Entities’ current debt level, preserve jobs and preserve the Angiotech Entities’ business as a going concern. Protection under the CCAA will provide the Angiotech Entities with the time and stability needed to implement a controlled financial restructuring and ensure they continue as stronger businesses with a materially improved financial outlook.

The Angiotech Entities’ operations are expected to continue as usual during the recapitalization process, and obligations to employees and suppliers of goods and services will continue to be met in ordinary course. Angiotech management remains responsible for the day-to-day operations of the Angiotech Entities. The Company also announced that Wells Fargo Capital Finance LLC has agreed in principle to provide debtor-in-possession (“DIP”) financing to Angiotech, which is expected to provide the Company up to approximately $25 million of available capital during the CCAA proceedings. The Company’s operating revenue combined with the proposed DIP financing are expected to provide sufficient liquidity to meet ongoing obligations and ensure that normal operations continue without interruption while the Recapitalization Transaction is implemented.

The Plan must be approved by a majority in number of the affected creditors (including Noteholders) and two-thirds in amount of their claims. As noted above, pursuant to the Support Agreement, Noteholders representing over 84% of the aggregate principal amount of outstanding

Subordinated Notes have agreed to vote in favour of the Plan. The support of the Consenting Noteholders for the proposed Recapitalization Transaction and implementation of the Plan is subject to the satisfaction of a number of conditions and the Support Agreement may be terminated in certain events.

The CCAA filing applies to Angiotech, 0741693 B.C. Ltd., Angiotech International Holdings, Corp., Angiotech Pharmaceuticals (US), Inc., American Medical Instruments Holdings, Inc., NeuColl, Inc., Angiotech BioCoatings Corp., Afmedica, Inc., Quill Medical, Inc., Angiotech America, Inc., Angiotech Florida Holdings, Inc., B.G. Sulzle, Inc., Surgical Specialties Corporation, Angiotech Delaware, Inc., Medical Device Technologies, Inc., Manan Medical Products, Inc. and Surgical Specialties Puerto Rico, Inc. (collectively, the “Angiotech Entities”).

Concurrently with the execution of the Fourth Amendment, the Company entered into an agreement (the “Fourth FRN Extension Agreement” and, together with the Fourth Amendment, the “Amendments”) with holders (the “FRN Noteholders”) of a majority of the Company’s existing Senior Floating Rate Notes due 2013 (the “Existing Floating Rate Notes”) to extend to February 7, 2011 the date by which Angiotech must commence the exchange offer outlined in the previously announced Floating Rate Note Support Agreement dated October 29, 2010 and amended on November 29, 2010, December 15, 2010 and January 11, 2011 (as amended, the “FRN Support Agreement”).

As described more fully in the press release dated October 29, 2010, under the terms of the FRN Support Agreement, Angiotech will offer to exchange Existing Floating Rate Notes for new floating rate notes (the “New Floating Rate Notes”). The exchange offer will be open to all qualifying holders of the Existing Floating Rate Notes. The New Floating Rate Notes will be secured by a second lien over the assets and property of the Company and certain of its subsidiaries and will otherwise be issued on substantially the same terms and conditions as the Existing Floating Rate Notes other than amendments to certain covenants in respect of the incurrence of additional indebtedness, liens and change of control.

Angiotech today also announced that on January 27, 2011 it reached an agreement (the “QSR Settlement Agreement”) with QSR Holdings, Inc. (“QSR”), as the representative for the former stockholders of Quill Medical, Inc. (“QMI”), providing for the full and final settlement of all claims (the “Settled Claims”) in respect of the Agreement and Plan of Merger, dated May 25, 2006, by and among Angiotech, Angiotech Pharmaceuticals (US), Inc. (“Angiotech US”), Quaich Acquisition, Inc. and QMI. Under the terms of the QSR Settlement Agreement, Angiotech US is required to make a payment of $6 million to QSR, $2 million of which is payable at the earlier of the completion of the CCAA proceeding or May 31, with the remainder payable in equal monthly installments over 24 months. The claims being advanced by QSR in connection with the arbitration and federal litigation described in the press release issued by the Company on October 6, 2010 are included in the Settled Claims.

The Amendments, the Supplemental Indenture and the QSR Settlement Agreement will be filed by the Company on both SEDAR and EDGAR, and the descriptions of the Amendments, the Supplemental Indenture and the QSR Settlement Agreement contained in this press release are qualified by the full text of the applicable Amendment, the Supplemental Indenture or the QSR Settlement Agreement, as applicable.

More information about Angiotech’s restructuring process can be found at www.angiotech.com.

Forward Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the remainder of 2011 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research and development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such known risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions in the United States, Canada and the other regions in which we operate; uncertainty involved in Court proceedings and the implementation of the Plan under the CCAA; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental legislation and regulations and changes in, or the failure to comply with, governmental legislation and regulations; availability of financial reimbursement coverage from governmental and third-party payers for products and related treatments; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development, to expand manufacturing and commercialization activities; and any other factors that may affect our performance. In addition, our business is subject to certain operating risks that may cause any results expressed or implied by the forward-looking statements in this press release to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in our business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the availability of capital to finance our activities; our ability to restructure and to service our debt obligations; and any other factors referenced in our other filings with the applicable Canadian securities regulatory authorities or the Securities and Exchange Commission (“SEC”). For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our annual report for the year ended December 31, 2009 filed with the SEC on Form 10-K, as amended, and our quarterly report for the 3rd quarter of 2010 filed with the SEC on Form 10-Q.

Given these uncertainties, assumptions and risk factors, investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

©2011 Angiotech Pharmaceuticals, Inc. All Rights Reserved.

About Angiotech

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (TSX: ANP), please visit our website at www.angiotech.com.

FOR ADDITIONAL INFORMATION:

Rick Smith

Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(604) 221-6933

ir@angio.com